Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2018 SECOND QUARTER FINANCIAL RESULTS

Virginia Beach, VA – August 7, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for the three and six months ending June 30, 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net loss per common share	$(0.51)	$(0.37)	$(1.08)	$(0.79)
FFO per common share and common unit	0.20	0.24	0.36	0.40
AFFO per common share and common unit	0.25	0.40	0.46	0.70

2018 SECOND QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)

•	Sold an undeveloped land parcel at Laskin Road for a contract price of $2.9 million, resulting in a $903 thousand gain.

•	Received approval on all Southeastern Grocers lease modifications by the bankruptcy court.

•	Executed termination fee with Farm Fresh at Berkley Shopping Center resulting in $980 thousand in lease termination fees.

•	Paid down $9.13 million on the KeyBank Credit Agreement through refinancings of New Market, Ridgeland and Georgetown bringing the balance on the KeyBank Credit Agreement to $58.90 million.

•	Reduced the Revere Loan to $3.4 million from $6.8 million at December 31, 2017.

•	Net loss attributable to Wheeler's common stock, $0.01 par value per share ("Common Stock") shareholders of $4.7 million, or $0.51 per share.

•	Total revenue from continuing operations increased by 16.22% or $2.4 million.

•	Net Operating Income ("NOI") from continuing operations increased by 24.06% to approximately $12.3 million.

•	Adjusted Funds from Operations ("AFFO") of $0.25 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.

•
Extended the time in which the Company is to reduce the KeyBank Credit Line by an additional $6.4 million to $52.5 million to August 23, 2018 from July 1, 2018, and reduced the liquidity requirement to $3.5 million from $5.0 million.

2018 YEAR-TO-DATE HIGHLIGHTS

•
Backfilled 2 Southeastern Grocers recaptures, which were recaptured in their bankruptcy proceeding, with Low Country Grocers (Piggly Wiggly's) at Ladson Crossing and South Park with rents commencing in third quarter 2018.

•	Net loss attributable to Wheeler's Common Stock shareholders of $9.8 million, or $(1.08) per share.

•	Total revenue from continuing operations increased by 15.08% or $4.4 million.

•	NOI from continuing operations increased by 21.85% to approximately $23.9 million.

•	AFFO of $0.46 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.

BALANCE SHEET

•	Cash and cash equivalents totaled $4.1 million at June 30, 2018, compared to $3.7 million at December 31, 2017.

•
Total debt was $376.6 million at June 30, 2018 (including debt associated with assets held for sale), compared to $379.1 million at March 31, 2018. Our total debt at December 31, 2017 was $313.8 million. The increase in debt is primarily a result of $65.4 million in debt associated with the JANAF acquisition. Wheeler's weighted-average interest rate and term of its debt was 4.8% and 4.66 years, respectively, at June 30, 2018 (including debt associated with assets held for sale), compared to 4.6% and 4.81 years, respectively, at December 31, 2017.

•	Net investment properties as of June 30, 2018 totaled at $453.8 million (including assets held for sale), compared to $384.3 million as of December 31, 2017.

•	Refinanced New Market, Georgetown, Ridgeland and LaGrange for a total of $12.7 million and extended debt maturities out 5 years to 2023.

•
Executed Second Amendment to Revere Loan, which matures in November 2018 with monthly principal payments of $100,000. The loan bears interest at 9.0%. Paid down the loan to $3.4 million, $700 thousand from operating cash, $2.6 million from the sale of the undeveloped land parcel at Laskin Road and $150 thousand with funds from other refinances.

•
In conjunction with the JANAF acquisition, the Company issued and sold 1,363,636 shares of Series D Preferred Stock, in a public offering. Each share of Series D Preferred Stock was sold to investors at an offering price of $16.50 per share. Net proceeds from the public offering totaled $21.2 million, which includes the impact of the underwriters' selling commissions and legal, accounting and other professional fees.

DIVIDENDS

•
For the three months ended June 30, 2018, the Company declared dividends of approximately $3.0 million to our holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

•
For the six months ended June 30, 2018, the Company declared dividends of approximately $6.1 million to our holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

OPERATIONS AND LEASING

•	The Company's real estate portfolio is 90.1% leased at June 30, 2018, which includes leases executed through July 3, 2018.

•
For the three months ended June 30, 2018, the Company executed 36 lease renewals totaling 168,883 square feet at a weighted-average increase of $0.85 per square foot, representing an increase of 9.17% over prior rates.

•	For the three months ended June 30, 2018, the Company signed 21 new leases totaling approximately 130,840 square feet with a weighted-average rate of $8.46 per square foot.

•
For the six months ended June 30, 2018, the Company executed 62 lease renewals totaling 323,323 square feet at a weighted-average increase of $0.32 per square foot, representing a increase of 3.58% over prior rates.

•	For the six months ended June 30, 2018, the Company signed 36 new leases totaling approximately 202,916 square feet with a weighted-average rate of $8.36 per square foot.

•	Approximately 2.50% of the Company's gross leasable area ("GLA") is subject to leases that expire over the next six months, with 46.13% of this expiring GLA subject to renewal options.

•
The Company modified thirteen leases with Southeastern Grocers anchor tenants and recaptured four locations. These modifications primarily include a combination of increases and decreases to lease term and rental rates, as well as deferred landlord contributions for remodels. The Company recaptured Ladson Crossing, St. Matthews, South Park, and Tampa Festival in the second quarter of 2018. The Cypress Shopping Center lease expired on March 31, 2018. As part of the negotiated recaptures the Company received $246 thousand during the six months ended June 30, 2018. The remaining lease modifications were approved by the Southeastern Grocers' bankruptcy court in the second quarter 2018. The initial annualized base rent impact of these modifications and recaptures is approximately $2.5 million.

SAME STORE RESULTS

•
Same-store NOI year-over-year growth for the three months ended June 30, 2018 was 3.58% and 1.32% on a cash basis. The same-store pool comprises the 4.9 million square feet that the Company owned as of January 1, 2017. Same-store results were driven, primarily by $980 thousand in lease termination fees on Farm Fresh at Berkley Shopping Center offset by Southeastern Grocers recaptures and rent modifications accompanied by anchor lease expirations at South Lake and Fort Howard. Property expenses remained relatively flat.

•
Same-store NOI year-over-year growth for the six months ended June 30, 2018 was 3.03% and 1.46% on a cash basis. Same-store results were driven, in part, by $980 thousand in lease termination fees on Farm Fresh at Berkley Shopping Center, as well as a decrease of 51.8% in tenant provision for credit losses primarily resulting from increased collections on accounts receivable, offset by Southeastern Grocers recaptures and rent modifications accompanied by anchor lease expirations at South Lake and Fort Howard. Property expenses remained relatively flat.

ACQUISITIONS

•	As previously disclosed, the Company acquired JANAF, a retail shopping center located in Norfolk, Virginia, for a purchase price of $85.65 million in January 2018.

DISPOSITIONS

•	The Company completed the sale of the Chipotle ground lease at Conyers Crossing for a contract price of $1.3 million, resulting in a gain of $1.1 million with net proceeds of $1.2 million.

•	Sold the undeveloped land parcel at Laskin Road for a contract price of $2.9 million, resulting in a $903 thousand gain.

SUPPLEMENTAL INFORMATION
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended June 30, 2018, including a supplemental presentation, are available at https://ir.whlr.us/.

CONFERENCE CALL DIAL-IN AND WEBCAST INFORMATION:
The Company will host a conference call and webcast on Wednesday, August 8, 2018 at 11:00 am Eastern Time to review its financial performance and operating results for the quarter ended June 30, 2018.

Conference Call and Webcast:
U.S. & Canada Toll Free: (877) 407-3101 / International: (201) 493-6789
Webcast: https://78449.themediaframe.com/dataconf/productusers/whlr/mediaframe/25723/indexl.html

Replay:
U.S. & Canada Toll Free: (877) 660-6853 / International: (201) 612-7415
Conference ID#: 13679474
Available August 8, 2018 (one hour after the end of the conference call) to September 8, 2018 at 11:00 am Eastern Time.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

DEFINITIONS
FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding the future generation of financial returns from the acquisition of retail focused properties in secondary and tertiary markets are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Mary Jensen
Investor Relations
(757) 627-9088 / investorrelations@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUE:
Rental revenues	$12,911	$11,027	$25,608	$22,156
Asset management fees	47	500	95	662
Commissions	36	194	50	309
Tenant reimbursements	2,965	2,736	6,187	5,416
Development and other revenues	1,147	262	1,480	498
Total Revenue	17,106	14,719	33,420	29,041
OPERATING EXPENSES:
Property operations	4,518	3,747	9,117	7,741
Non-REIT management and leasing services	—	636	36	907
Depreciation and amortization	7,422	6,309	14,898	12,709
Provision for credit losses	165	168	186	420
Corporate general & administrative	2,268	1,317	4,776	3,549
Total Operating Expenses	14,373	12,177	29,013	25,326
Gain on disposal of properties	—	1,022	1,055	1,022
Operating Income	2,733	3,564	5,462	4,737
Interest income	1	360	2	716
Interest expense	(5,180)	(4,570)	(9,757)	(8,747)
Net Loss from Continuing Operations Before Income Taxes	(2,446)	(646)	(4,293)	(3,294)
Income tax expense	(17)	(69)	(42)	(110)
Net Loss from Continuing Operations	(2,463)	(715)	(4,335)	(3,404)
Discontinued Operations
Income from discontinued operations	—	—	—	16
Gain (loss) on disposal of properties	903	(11)	903	1,502
Net Income (loss) from Discontinued Operations	903	(11)	903	1,518
Net Loss	(1,560)	(726)	(3,432)	(1,886)
Less: Net loss attributable to noncontrolling interests	(35)	(13)	(82)	(54)
Net Loss Attributable to Wheeler REIT	(1,525)	(713)	(3,350)	(1,832)
Preferred stock dividends	(3,206)	(2,494)	(6,413)	(4,977)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(4,731)	$(3,207)	$(9,763)	$(6,809)

Loss per share from continuing operations (basic and diluted)	$(0.61)	$(0.37)	$(1.18)	$(0.96)
Income per share from discontinued operations	0.10	—	0.10	0.17
	$(0.51)	$(0.37)	$(1.08)	$(0.79)
Weighted-average number of shares:
Basic and Diluted	9,246,683	8,628,204	9,074,506	8,591,458

Dividends declared per common share	$—	$0.34	$—	$0.76

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS:
Investment properties, net	$441,078	$375,199
Cash and cash equivalents	4,052	3,677
Restricted cash	14,560	8,609
Rents and other tenant receivables, net	5,522	5,619
Notes receivable, net	6,739	6,739
Goodwill	5,486	5,486
Assets held for sale	12,839	9,135
Above market lease intangible, net	8,948	8,778
Deferred costs and other assets, net	36,564	34,432
Total Assets	$535,788	$457,674
LIABILITIES:
Loans payable, net	$365,922	$307,375
Liabilities associated with assets held for sale	5,315	792
Below market lease intangible, net	12,381	9,616
Accounts payable, accrued expenses and other liabilities	11,790	10,579
Dividends payable	3,037	5,480
Total Liabilities	398,445	333,842
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 and 2,237,000 shares issued and outstanding; $90.02 million and $55.93 million aggregate liquidation preference, respectively)	74,690	53,236

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 and 1,875,848 shares issued and outstanding, respectively; $46.90 million aggregate liquidation preference)	40,957	40,915
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,342,577 and 8,744,189 shares issued and outstanding, respectively)	93	87
Additional paid-in capital	232,636	226,978
Accumulated deficit	(214,688)	(204,925)
Total Shareholders’ Equity	59,451	63,508
Noncontrolling interests	3,202	7,088
Total Equity	62,653	70,596
Total Liabilities and Equity	$535,788	$457,674

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended June 30,
	Same Store		New Store		Total		Period Over Period Changes
	2018	2017	2018	2017	2018	2017	$	%
Net Loss	$(1,486)	$(726)	$(74)	$—	$(1,560)	$(726)	$(834)	(114.88)%
Depreciation and amortization of real estate assets	6,104	6,309	1,318	—	7,422	6,309	1,113	17.64%
Gain on disposal of properties	—	(1,022)	—	—	—	(1,022)	1,022	100.00%
(Gain) Loss on disposal of properties-discontinued operations	(903)	11	—	—	(903)	11	(914)	(8,309.09)%
FFO	$3,715	$4,572	$1,244	$—	$4,959	$4,572	$387	8.46%

	Six Months Ended June 30,
	Same Store		New Store		Total		Period Over Period Changes
	2018	2017	2018	2017	2018	2017	$	%
Net Loss	$(3,418)	$(1,886)	$(14)	$—	$(3,432)	$(1,886)	$(1,546)	(81.97)%
Depreciation and amortization of real estate assets	12,599	12,709	2,299	—	14,898	12,709	2,189	17.22%
Gain on disposal of properties	(1,055)	(1,022)	—	—	(1,055)	(1,022)	(33)	(3.23)%
Gain on disposal of properties-discontinued operations	(903)	(1,502)	—	—	(903)	(1,502)	599	39.88%
FFO	$7,223	$8,299	$2,285	$—	$9,508	$8,299	$1,209	14.57%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Loss	$(1,560)	$(726)	$(3,432)	$(1,886)
Depreciation and amortization of real estate assets	7,422	6,309	14,898	12,709
Gain on disposal of properties	—	(1,022)	(1,055)	(1,022)
(Gain) Loss on disposal of properties-discontinued operations	(903)	11	(903)	(1,502)
FFO	4,959	4,572	9,508	8,299
Preferred stock dividends	(3,206)	(2,494)	(6,413)	(4,977)
Preferred stock accretion adjustments	170	205	340	400
FFO available to common shareholders and common unitholders	1,923	2,283	3,435	3,722
Acquisition costs	257	339	264	599
Capital related costs	245	166	298	386
Other non-recurring and non-cash expenses (1)	—	23	103	130
Share-based compensation	67	224	486	601
Straight-line rent	(400)	(219)	(600)	(404)
Loan cost amortization	678	1,064	1,057	1,827
Accrued interest income	—	(120)	—	(238)
Above (below) market lease amortization	(86)	190	(108)	383
Recurring capital expenditures and tenant improvement reserves	(284)	(245)	(574)	(451)
AFFO	$2,400	$3,705	$4,361	$6,555

Weighted Average Common Shares	9,246,683	8,628,204	9,074,506	8,591,458
Weighted Average Common Units	377,491	728,934	502,555	745,353
Total Common Shares and Units	9,624,174	9,357,138	9,577,061	9,336,811
FFO per Common Share and Common Units	$0.20	$0.24	$0.36	$0.40
AFFO per Common Share and Common Units	$0.25	$0.40	$0.46	$0.70

(1)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-Q for the period ended June 30, 2018.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited, in thousands)

	Three Months Ended June 30,
	Same Store		New Store		Total
	2018	2017	2018	2017	2018	2017
Net Loss	$(1,486)	$(726)	$(74)	$—	$(1,560)	$(726)
Adjustments:
Net (Income) Loss from Discontinued Operations	(903)	11	—	—	(903)	11
Income tax expense	17	69	—	—	17	69
Interest expense	4,432	4,570	748	—	5,180	4,570
Interest income	(1)	(360)	—	—	(1)	(360)
Gain on disposal of properties	—	(1,022)	—	—	—	(1,022)
Corporate general & administrative	2,223	1,317	45	—	2,268	1,317
Provision for credit losses - non-tenant	—	—	—	—	—	—
Depreciation and amortization	6,104	6,309	1,318	—	7,422	6,309
Non-REIT management and leasing services	—	636	—	—	—	636
Development income	—	(163)	—	—	—	(163)
Asset management and commission revenues	(83)	(694)	—	—	(83)	(694)
Property Net Operating Income	$10,303	$9,947	$2,037	$—	$12,340	$9,947

Property revenues	$14,198	$13,862	$2,825	$—	$17,023	$13,862
Property expenses	3,791	3,747	727	—	4,518	3,747
Provision for credit losses - tenant	104	168	61	—	165	168
Property Net Operating Income	$10,303	$9,947	$2,037	$—	$12,340	$9,947

	Six Months Ended June 30,
	Same Store		New Store		Total
	2018	2017	2018	2017	2018	2017
Net Loss	$(3,418)	$(1,886)	$(14)	$—	$(3,432)	$(1,886)
Adjustments:
Net Income from Discontinued Operations	(903)	(1,518)	—	—	(903)	(1,518)
Income tax expense	42	110	—	—	42	110
Interest expense	8,406	8,747	1,351	—	9,757	8,747
Interest income	(2)	(716)	—	—	(2)	(716)
Gain on disposal of properties	(1,055)	(1,022)	—	—	(1,055)	(1,022)
Corporate general & administrative	4,722	3,549	54	—	4,776	3,549
Provision for credit losses - non-tenant	(77)	—	—	—	(77)	—
Depreciation and amortization	12,599	12,709	2,299	—	14,898	12,709
Non-REIT management and leasing services	36	907	—	—	36	907
Development income	—	(299)	—	—	—	(299)
Asset management and commission revenues	(145)	(971)	—	—	(145)	(971)
Property Net Operating Income	$20,205	$19,610	$3,690	$—	$23,895	$19,610

Property revenues	$28,168	$27,771	$5,107	$—	$33,275	$27,771
Property expenses	7,761	7,741	1,356	—	9,117	7,741
Provision for credit losses - tenant	202	420	61	—	263	420
Property Net Operating Income	$20,205	$19,610	$3,690	$—	$23,895	$19,610

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited, in thousands)

		Three Months Ended June 30,		Six Months Ended June 30,
		2018	2017	2018	2017
Net Loss		$(1,560)	$(726)	$(3,432)	$(1,886)
Add back:	Depreciation and amortization (1)	7,336	6,499	14,790	13,092
	Interest Expense (2)	5,180	4,570	9,757	8,756
	Income taxes	17	69	42	110
EBITDA		10,973	10,412	21,157	20,072
Adjustments for items affecting comparability:
	Acquisition costs	257	339	264	599
	Capital related costs	245	166	298	386
	Other non-recurring expenses (3)	—	23	103	130
	Gain on disposal of properties	—	(1,022)	(1,055)	(1,022)
	(Gain) Loss on disposal of properties-discontinued operations	(903)	11	(903)	(1,502)
Adjusted EBITDA		$10,572	$9,929	$19,864	$18,663

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization and amounts associated with assets held for sale.

(3)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-Q for the period ended June 30, 2018.